Exhibit 99.1

News Release

Sunoco LP and SunocoCorp LLC Report Solid Fourth Quarter and
Full-Year 2025 Financial and Operating Results
•Reports solid fourth quarter results, including net income of $97 million, Adjusted EBITDA(1) of $706 million excluding one-time transaction-related expenses(2), and Distributable Cash Flow, as adjusted(1), of $442 million
•Completes the acquisition of Parkland Corporation on October 31, 2025. Results for the fourth quarter and full-year 2025 reflect the impact of this transaction
•Completes the acquisition of TanQuid in January 2026
•Ends 2025 at long-term leverage target of approximately 4 times
•Delivers eighth consecutive year of growth in Distributable Cash Flow per common unit
•Increases quarterly distribution by 1.25%, continues to target annual distribution growth rate of at least 5% for 2026
DALLAS, February 17, 2026 - Sunoco LP (NYSE: SUN) (“SUN” or the “Partnership”) and SunocoCorp LLC (NYSE: SUNC) ("SUNC") today reported financial and operating results for the quarter and year ended December 31, 2025.
Fourth Quarter Financial and Operational Highlights
Net income attributable to SUN for the fourth quarter of 2025 was $97 million compared to $141 million in the fourth quarter of 2024.
Adjusted EBITDA attributable to SUN for the fourth quarter of 2025 was $646 million compared to $439 million in the fourth quarter of 2024. Adjusted EBITDA attributable to SUN for the fourth quarter of 2025 and 2024 included $60 million and $7 million, respectively, of one-time transaction-related expenses.
Distributable Cash Flow, as adjusted, attributable to SUN for the fourth quarter of 2025 was $442 million compared to $261 million in the fourth quarter of 2024.
Adjusted EBITDA attributable to SUN for the Fuel Distribution segment for the fourth quarter of 2025 was $332 million compared to $192 million in the fourth quarter of 2024. Adjusted EBITDA attributable to SUN for the fourth quarter of 2025 included $59 million of one-time transaction-related expenses. The segment sold approximately 3.3 billion gallons of fuel in the fourth quarter of 2025. Fuel margin for all gallons sold was 17.7 cents per gallon for the fourth quarter of 2025.
Adjusted EBITDA attributable to SUN for the Pipeline Systems segment for the fourth quarter of 2025 was $187 million compared to $188 million in the fourth quarter of 2024. Adjusted EBITDA attributable to SUN for the fourth quarter of 2024 included $5 million of one-time transaction-related expenses. The segment averaged throughput volumes of approximately 1.4 million barrels per day in the fourth quarter of 2025.
Adjusted EBITDA attributable to SUN for the Terminals segment for the fourth quarter of 2025 was $87 million compared to $59 million in the fourth quarter of 2024. Adjusted EBITDA attributable to SUN for the fourth quarter of 2024 included $2 million of one-time transaction-related expenses. The segment averaged throughput volumes of approximately 715 thousand barrels per day in the fourth quarter of 2025.
Adjusted EBITDA attributable to SUN for the Refinery segment for the fourth quarter of 2025 was $40 million. Adjusted EBITDA attributable to SUN for the fourth quarter of 2025 included $1 million of one-time transaction-related expenses. The segment averaged crude throughput volumes of approximately 49 thousand barrels per day in the fourth quarter of 2025.
Full-Year Financial Highlights
Net income attributable to SUN for the year ended December 31, 2025 was $527 million compared to $866 million in 2024.
Adjusted EBITDA attributable to SUN for the year ended December 31, 2025 was $2.05 billion compared to $1.46 billion in 2024. Adjusted EBITDA attributable to SUN for the years ended December 31, 2025 and December 31, 2024 included $77 million and $106 million, respectively, of one-time transaction-related expenses.

Distributable Cash Flow, as adjusted, attributable to SUN for the year ended December 31, 2025 was $1.38 billion compared to $1.08 billion in 2024.
Distribution
On January 27, 2026, SUN declared a distribution for the fourth quarter of 2025 of $0.9317 per common unit, or $3.7268 on an annualized basis. This represents an increase of approximately 1.25%, or $0.0115 per unit, as compared with the quarter ended September 30, 2025.
This is the fifth consecutive quarterly increase in SUN's distribution and is consistent with SUN's capital allocation strategy which includes a multi-year distribution growth rate of at least 5%.
SUNC declared a distribution for the fourth quarter of 2025 of $0.9317 per common unit, or $3.7268 on an annualized basis.
The SUN and SUNC quarterly distributions will be paid on February 19, 2026, to holders of the representative securities of record on February 6, 2026.
Liquidity and Leverage
At December 31, 2025, SUN had long-term debt of approximately $13.4 billion and approximately $2.5 billion of liquidity remaining on its revolving credit facility. SUN’s leverage ratio of net debt to Adjusted EBITDA, calculated in accordance with its revolving credit facility, was approximately 4.0 times at the end of the fourth quarter.
Capital Spending
SUN's total capital expenditures in the fourth quarter of 2025 were $233 million, which includes $130 million of growth capital and $103 million of maintenance capital. This includes the Partnership's proportionate share of capital expenditures related to its joint ventures with Energy Transfer.
SUN's total capital expenditures for the year ended December 31, 2025 were $651 million, which includes $440 million of growth capital and $211 million of maintenance capital. This includes the Partnership's proportionate share of capital expenditures related to its joint ventures with Energy Transfer.
SUN’s segment results and other supplementary data are provided after the financial tables below.
SunocoCorp LLC
SUNC owns a limited partner interest in SUN. SUNC consolidates SUN's results into its financial statements, which is reflected in the consolidated balance sheets and condensed consolidated statements of operations tables attached hereto.
(1)    Adjusted EBITDA and Distributable Cash Flow, as adjusted, are non-GAAP financial measures of performance that have limitations and should not be considered as a substitute for net income. Please refer to the discussion and tables under “Supplemental Information” later in this news release for a discussion of our use of Adjusted EBITDA and Distributable Cash Flow, as adjusted, and a reconciliation to net income.
(2)    Transaction-related expenses include certain one-time expenses incurred with acquisitions. The Partnership’s definition of Adjusted EBITDA includes transaction-related expenses. However, given the magnitude of the completed and pending acquisitions during the periods presented, as well as the expenses related to those transactions, the Partnership is reporting Adjusted EBITDA excluding these expenses in order to portray the Partnership’s performance for the period without the impact of these one-time items.
Earnings Conference Call
Sunoco LP management will hold a conference call on Tuesday, February 17, 2026, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss results and recent developments. The conference call will be broadcast live via an internet webcast, which can be accessed in the Investor Relations section of Sunoco’s website at www.sunocolp.com under Webcasts and Presentations. The call will also be available for replay on the Partnership's website for a limited time.
About Sunoco
Sunoco LP is a leading energy infrastructure and fuel distribution master limited partnership operating across 32 countries and territories in North America, the Greater Caribbean, and Europe. The Partnership’s midstream operations include an extensive network of approximately 14,000 miles of pipeline and over 160 terminals. This critical infrastructure complements the Partnership’s fuel distribution operations, which distribute over 15 billion gallons annually to approximately 11,000 Sunoco and partner-branded retail locations, as well as independent dealers and commercial customers. SUN's general partner is owned by Energy Transfer LP (NYSE: ET).
SunocoCorp LLC is a publicly traded limited liability company that owns a limited partner interest in Sunoco LP.
SUN and SUNC are headquartered in Dallas, Texas. More information is available at www.sunocolp.com

Forward-Looking Statements
This news release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results, including future distribution levels, are discussed in the Partnership’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.
The information contained in this press release is available on our website at www.sunocolp.com
Contacts
Investors:
Scott Grischow, Treasurer, Senior Vice President – Finance
(214) 840-5660, scott.grischow@sunoco.com

Brian Brungardt, Director – Investor Relations
(214) 840-5437, brian.brungardt@sunoco.com
Media:
Chris Cho, Senior Manager – Communications
(469) 646-1647, chris.cho@sunoco.com
– Financial Schedules Follow –

SUNOCO LP
CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(unaudited)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$891	$94
Accounts receivable, net	1,972	1,162
Inventories, net	2,383	1,068
Other current assets	270	141
Total current assets	5,516	2,465

Property, plant and equipment	15,256	8,914
Accumulated depreciation	(1,848)	(1,240)
Property, plant and equipment, net	13,408	7,674
Other assets:
Operating lease right-of-use assets, net	1,449	477
Goodwill	3,026	1,477
Intangible assets, net	2,411	547
Other non-current assets	928	400
Investments in unconsolidated affiliates	1,624	1,335
Total assets	$28,362	$14,375
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$2,485	$1,255
Accounts payable to affiliates	331	199
Accrued expenses and other current liabilities	953	457
Operating lease current liabilities	211	34
Current maturities of long-term debt	17	2
Total current liabilities	3,997	1,947

Operating lease non-current liabilities	1,255	479
Long-term debt, net	13,372	7,484
Advances from affiliates	78	82
Deferred tax liabilities	1,139	157
Other non-current liabilities	512	158
Total liabilities	20,353	10,307

Commitments and contingencies

Equity:
Limited partners:
Preferred unitholders (1,500,000 units issued and outstanding as of December 31, 2025)	1,507	—
Common unitholders (136,866,854 and 136,228,535 units issued and outstanding as of December 31, 2025 and 2024, respectively)	3,970	4,066
Class C unitholders - held by subsidiary (16,410,780 units issued and outstanding as of December 31, 2025 and 2024)	—	—
Class D unitholder (51,517,198 units issued and outstanding as of December 31, 2025)	2,538	—
Accumulated other comprehensive income (loss)	(6)	2
Total equity	8,009	4,068
Total liabilities and equity	$28,362	$14,375

SUNOCO LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in millions, except per unit data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
REVENUES	$8,600	$5,269	$25,201	$22,693

COSTS AND EXPENSES:
Cost of sales (excluding items shown separately below)	7,676	4,644	22,409	20,595
Operating expenses	315	172	765	545
General and administrative	156	52	296	277
Lease expense	60	19	114	72
(Gain) loss on disposal of assets and impairment charges	(10)	(7)	(6)	45
Depreciation, amortization and accretion	219	152	688	368
Total cost of sales and operating expenses	8,416	5,032	24,266	21,902
OPERATING INCOME	184	237	935	791
OTHER INCOME (EXPENSE):
Interest expense, net	(166)	(117)	(541)	(391)
Equity in earnings of unconsolidated affiliates	40	25	143	60
Gain (loss) on West Texas Sale	—	(12)	—	586
Loss on extinguishment of debt	—	—	(31)	(2)
Other, net	85	12	83	5
INCOME BEFORE INCOME TAXES	143	145	589	1,049
Income tax expense	46	4	62	175
NET INCOME	97	141	527	874
Less: Net income attributable to noncontrolling interests	—	—	—	8
NET INCOME ATTRIBUTABLE TO PARTNERS	97	141	527	866
Less: Preferred unitholders’ interest in net income	30	—	34	—
Less: Class D unitholder’s interest in net income (loss)	(9)	—	(9)	—
NET INCOME ATTRIBUTABLE TO COMMON UNITS	$76	$141	$502	$866

NET INCOME (LOSS) PER COMMON UNIT:
Basic	$0.09	$0.76	$2.29	$6.04
Diluted	$0.09	$0.75	$2.28	$6.00

WEIGHTED AVERAGE COMMON UNITS OUTSTANDING:
Basic	136,658,561	136,038,591	136,492,204	118,529,390
Diluted	137,416,746	136,870,335	137,198,218	119,342,038

CASH DISTRIBUTION PER COMMON UNIT	$0.9317	$0.8865	$3.6583	$3.5133

SUNOCO LP
SUPPLEMENTAL INFORMATION
(Dollars and units in millions)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income	$97	$141	$527	$874
Depreciation, amortization and accretion	219	152	688	368
Interest expense, net	166	117	541	391
Non-cash unit-based compensation expense	5	5	19	17
(Gain) loss on disposal of assets and impairment charges	(10)	(7)	(6)	45
Loss on extinguishment of debt	—	—	31	2
Unrealized (gains) losses on commodity derivatives	(18)	4	(11)	12
Inventory valuation adjustments	187	(13)	156	86
Equity in earnings of unconsolidated affiliates	(40)	(25)	(143)	(60)
Adjusted EBITDA related to unconsolidated affiliates	62	48	221	101
(Gain) loss on West Texas Sale	—	12	—	(586)
Other non-cash adjustments	(68)	1	(38)	32
Income tax expense	46	4	62	175
Adjusted EBITDA (1)	646	439	2,047	1,457
Transaction-related expenses	60	7	77	106
Adjusted EBITDA (1), excluding transaction-related expenses	$706	$446	$2,124	$1,563

Adjusted EBITDA (1)	$646	$439	$2,047	$1,457
Adjusted EBITDA related to unconsolidated affiliates	(62)	(48)	(221)	(101)
Distributable cash flow from unconsolidated affiliates	59	43	210	93
Series A Preferred Units distributions	(30)	—	(34)	—
Cash interest expense	(158)	(114)	(514)	(369)
Current income tax expense	(11)	(5)	(25)	(189)
Transaction-related income taxes	—	(3)	—	179
Maintenance capital expenditures (2)	(100)	(58)	(200)	(124)
Distributable Cash Flow	344	254	1,263	946
Transaction-related expenses and adjustments (3)	98	7	115	135
Distributable Cash Flow, as adjusted (1)	$442	$261	$1,378	$1,081

Distributions to Partners:
Limited Partners	$176	$121	$548	$478
General Partner	60	37	182	145
Total distributions to be paid to partners	$236	$158	$730	$623
Limited Partner units outstanding - end of period (4)	188.4	136.2	188.4	136.2
(1)Adjusted EBITDA is defined as earnings before net interest expense, income taxes, depreciation, amortization and accretion expense, non-cash unit-based compensation expense, gains and losses on disposal of assets, non-cash impairment charges, losses on extinguishment of debt, unrealized gains and losses on commodity derivatives, inventory valuation adjustments, certain foreign currency transaction gains and losses and certain other operating expenses reflected in net income that we do not believe are indicative of ongoing core operations. We define Distributable Cash Flow as Adjusted EBITDA less preferred unit distributions, cash interest expense, including the accrual of interest expense related to our long-term debt which is paid on a semi-annual basis, current income tax expense, maintenance capital expenditures and other non-cash adjustments. For Distributable Cash Flow, as adjusted, certain transaction-related adjustments and non-recurring expenses are excluded.
We believe Adjusted EBITDA and Distributable Cash Flow, as adjusted, are useful to investors in evaluating our operating performance because:
•Adjusted EBITDA is used as a performance measure under our revolving credit facility;
•securities analysts and other interested parties use such metrics as measures of financial performance, ability to make distributions to our unitholders and debt service capabilities;
•our management uses them for internal planning purposes, including aspects of our consolidated operating budget and capital expenditures; and
•Distributable Cash Flow, as adjusted, provides useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, and as it provides investors an enhanced perspective of the operating performance of our assets and the cash our business is generating.
Adjusted EBITDA and Distributable Cash Flow, as adjusted, are not recognized terms under GAAP and do not purport to be alternatives to net income as measures of operating performance or to cash flows from operating activities as a measure of liquidity. Adjusted EBITDA and Distributable Cash Flow, as adjusted, have limitations as analytical tools, and one should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations include:
•they do not reflect our total cash expenditures, or future requirements for capital expenditures or contractual commitments;
•they do not reflect changes in, or cash requirements for, working capital;
•they do not reflect interest expense or the cash requirements necessary to service interest or principal payments on our revolving credit facility or senior notes;
•although depreciation, amortization and accretion are non-cash charges, the assets being depreciated, amortized and accreted will often have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements; and
•as not all companies use identical calculations, our presentation of Adjusted EBITDA and Distributable Cash Flow, as adjusted, may not be comparable to similarly titled measures of other companies.
Adjusted EBITDA reflects amounts for the unconsolidated affiliates based on the same recognition and measurement methods used to record equity in earnings of unconsolidated affiliates. Adjusted EBITDA related to unconsolidated affiliates excludes the same items with respect to the unconsolidated affiliates as those excluded from the calculation of Adjusted EBITDA, such as interest, taxes, depreciation, amortization, accretion and other non-cash items. Although these amounts are excluded from Adjusted EBITDA related to unconsolidated affiliates, such exclusion should not be understood to imply that we have control over the operations and resulting revenues and expenses of such affiliates. We do not control our unconsolidated affiliates; therefore, we do not control the earnings or cash flows of such affiliates. The use of Adjusted EBITDA or Adjusted EBITDA related to unconsolidated affiliates as an analytical tool should be limited accordingly. Inventory valuation adjustments that are excluded from the calculation of Adjusted EBITDA represent changes in lower of cost or market reserves on the Partnership's inventory. These amounts are unrealized valuation adjustments applied to fuel volumes remaining in inventory at the end of the period.
(2)    For the years ended December 31, 2025 and 2024, excludes $11 million and $8 million, respectively, for our proportionate share of maintenance capital expenditures related to our investments in unconsolidated affiliates, as these amounts are included in “Distributable cash flow from unconsolidated affiliates.” For three months ended December 31, 2025 and 2024, excludes $3 million and $8 million, respectively, for our proportionate share of maintenance capital expenditures related to our investments in ET-S Permian and J.C. Nolan, as these amounts are included in “Distributable cash flow from unconsolidated affiliates.”
(3)     For the years ended December 31, 2025 and 2024, SUN incurred $77 million and $106 million of transaction-related expenses, respectively. For the three months ended December 31, 2025 and 2024, SUN incurred $60 million and $7 million of transaction-related expenses, respectively. For the year ended and three months ended December 31, 2025 calculation of Distributable Cash Flow, as adjusted, transaction-related expenses and adjustments include these transaction-related expenses, as well as $38 million of Distributable Cash Flow attributable to the operations of Parkland for October 1, 2025 through the acquisition date, which represents amounts distributable to SUN’s common unitholders (including the holders of the units issued in the Parkland acquisition) with respect to the fourth quarter 2025 distribution. For the year ended December 31, 2024 calculation of Distributable Cash Flow, as adjusted, transaction-related expenses and adjustments include these transaction-related expenses, as well as $29 million of Distributable Cash Flow attributable to the operations of NuStar for April 1, 2024 through the acquisition date, which represents amounts distributable to SUN’s common unitholders (including the holders of the common units issued in the NuStar acquisition) with respect to the second quarter 2024 distribution.
(4)     Limited Partner units outstanding at the end of period includes 136.9 million common units and 51.5 million Class D units.

SUNOCO LP
SUMMARY ANALYSIS OF QUARTERLY RESULTS BY SEGMENT
(Tabular dollar amounts in millions)
(unaudited)

	Three Months Ended December 31,
	2025	2024
Segment Adjusted EBITDA:
Fuel Distribution	$332	$192
Pipeline Systems	187	188
Terminals	87	59
Refinery	40	—
Adjusted EBITDA	646	439
Transaction-related expenses	60	7
Adjusted EBITDA, excluding transaction-related expenses	$706	$446

The following analysis of segment operating results includes a measure of segment profit. Segment profit is a non-GAAP financial measure and is presented herein to assist in the analysis of segment operating results and particularly to facilitate an understanding of the impacts that changes in sales revenues have on the segment performance measure of Segment Adjusted EBITDA. Segment profit is similar to the GAAP measure of gross profit, except that segment profit excludes charges for depreciation, amortization and accretion. The most directly comparable measure to segment profit is gross profit.
The following table presents a reconciliation of segment profit to gross profit:

	Three Months Ended December 31,
	2025	2024
Fuel Distribution segment profit	$562	$302
Pipeline Systems segment profit	192	203
Terminals segment profit	130	120
Refinery segment profit	40	—
Total segment profit	924	625
Depreciation, amortization and accretion, excluding corporate and other	218	151
Gross profit	$706	$474

Fuel Distribution

	Three Months Ended December 31,
	2025		2024
Motor fuel gallons sold (millions)	3,314		2,151
Motor fuel profit cents per gallon(1)	17.7	¢	10.6	¢
Fuel profit	$419		$239
Non-fuel profit	103		35
Lease profit	40		28
Fuel Distribution segment profit	$562		$302
Expenses	$398		$120

Segment Adjusted EBITDA	$332		$192
Transaction-related expenses	59		—
Segment Adjusted EBITDA, excluding transaction-related expenses	$391		$192
(1)     Excludes the impact of inventory valuation adjustments consistent with the definition of Adjusted EBITDA.
Volumes. For the three months ended December 31, 2025 compared to the same period last year, volumes increased primarily due to the Parkland acquisition, growth from investments and profit optimization strategies.
Segment Adjusted EBITDA. For the three months ended December 31, 2025 compared to the same period last year, Segment Adjusted EBITDA related to our Fuel Distribution segment increased due to the net impact of the following:
•an increase of $417 million in segment profit (excluding unrealized gains and losses on commodity derivatives and inventory valuation adjustments) related to a 54% increase in volumes sold and increase in profit per gallon sold primarily due to the Parkland acquisition; partially offset by
•an increase of $278 million in expenses primarily due to the Parkland acquisition and other acquisitions.
Pipeline Systems

	Three Months Ended December 31,
	2025	2024
Pipelines throughput (thousand barrels per day)	1,371	1,395
Pipeline Systems segment profit	$192	$203
Expenses	$65	$64

Segment Adjusted EBITDA	$187	$188
Transaction-related expenses	—	5
Segment Adjusted EBITDA, excluding transaction-related expenses	$187	$193
Volumes. For the three months ended December 31, 2025 compared to the same period last year, the decrease in throughput volumes reflected the impact of refinery turnarounds in the current period and overall system demand.
Segment Adjusted EBITDA. For the three months ended December 31, 2025 compared to the same period last year, Segment Adjusted EBITDA related to our Pipeline Systems segment decreased due to the net impact of the following:
•an $11 million decrease in segment profit primarily due to refinery turnarounds in the current period and overall system demand; and
•a $1 million increase in operating costs; offset by
•an $11 million increase in Adjusted EBITDA related to ET-S Permian.

Terminals

	Three Months Ended December 31,
	2025	2024
Throughput (thousand barrels per day)	715	593
Terminals segment profit	$130	$120
Expenses	$62	$59

Segment Adjusted EBITDA	$87	$59
Transaction-related expenses	—	2
Segment Adjusted EBITDA, excluding transaction-related expenses	$87	$61
Volumes. For the three months ended December 31, 2025 compared to the same period last year, volumes increased due to the Parkland acquisition.
Segment Adjusted EBITDA. For the three months ended December 31, 2025 compared to the same period last year, Segment Adjusted EBITDA related to our Terminals segment increased primarily due to the following:
•a $29 million increase in segment profit (excluding inventory valuation adjustments) primarily due to the Parkland acquisition, favorable margins from transmix activities, new customer activity in Europe and favorable ad valorem tax credits in 2025.
Refinery

	Three Months Ended December 31,
	2025	2024
Crude utilization	90%	—
Composite utilization	91%	—
Crude throughput (thousand barrels per day)	49	—
Bio-feedstock throughput (thousand barrels per day)	1	—
Refinery segment profit	$40	$—
Expenses	$6	$—

Segment Adjusted EBITDA	$40	$—
Transaction-related expenses	1	—
Segment Adjusted EBITDA, excluding transaction-related expenses	$41	$—
Volumes. For the three months ended December 31, 2025 compared to the same period last year, volumes increased due to the Parkland acquisition.
Segment Adjusted EBITDA. For the three months ended December 31, 2025 compared to the same period last year, Segment Adjusted EBITDA related to our Refinery segment increased primarily due to the acquisition of Parkland.
Expenses. For the three months ended December 31, 2025, expenses excluded certain direct costs of labor, maintenance expenses, utilities, and other direct operating costs which are included in cost of sales.

SUNOCOCORP LLC FINANCIAL INFORMATION
The following section provides financial information for SUNC. SUNC’s separate financial statements will reflect SUN on a consolidated basis for all periods; accordingly, the information below reflects SUN on a consolidated basis for the entire period.
SUNOCOCORP LLC
CONSOLIDATED BALANCE SHEET
(Dollars in millions)
(unaudited)

December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$891
Accounts receivable, net	1,972
Inventories, net	2,383
Other current assets	270
Total current assets	5,516

Property, plant and equipment	15,256
Accumulated depreciation	(1,848)
Property, plant and equipment, net	13,408
Other assets:
Operating lease right-of-use assets, net	1,449
Goodwill	3,026
Intangible assets, net	2,411
Other non-current assets	928
Investments in unconsolidated affiliates	1,624
Total assets	$28,362

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$2,485
Accounts payable to affiliates	331
Accrued expenses and other current liabilities	953
Operating lease current liabilities	211
Current maturities of long-term debt	17
Total current liabilities	3,997

Operating lease non-current liabilities	1,255
Long-term debt, net	13,372
Advances from affiliates	78
Deferred tax liabilities	1,135
Other non-current liabilities	512
Total liabilities	20,349

Commitments and contingencies

Equity:
Common unitholders (51,517,198 units issued and outstanding as of December 31, 2025)	2,542
Accumulated other comprehensive loss	(6)
Total Members’ Equity	2,536
Predecessor equity, including accumulated other comprehensive income	—
Noncontrolling interests	5,477
Total equity	8,013
Total liabilities and equity	$28,362

SUNOCOCORP LLC
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in millions, except per unit data)
(unaudited)

Three Months Ended December 31,
2025
REVENUES	$8,600

COSTS AND EXPENSES:
Cost of sales (excluding items shown separately below)	7,676
Operating expenses	315
General and administrative	156
Lease expense	60
Gain on disposal of assets and impairment charges	(10)
Depreciation, amortization and accretion	219
Total cost of sales and operating expenses	8,416
OPERATING INCOME	184
OTHER INCOME (EXPENSE):
Interest expense, net	(166)
Equity in earnings of unconsolidated affiliates	40
Other, net	85
INCOME BEFORE INCOME TAXES	143
Income tax expense	42
NET INCOME	101
Less: Net income attributable to predecessor equity	37
Less: Net income attributable to noncontrolling interests	69
NET LOSS ATTRIBUTABLE TO MEMBERS	$(5)

NET LOSS PER COMMON UNIT
Common units - basic	$(0.10)
Common units - diluted	$(0.10)

WEIGHTED AVERAGE COMMON UNITS OUTSTANDING (from the issuance date of October 31, 2025)
Common units - basic	51,517,198
Common units - diluted	51,517,198

CASH DISTRIBUTION PER COMMON UNIT	$0.9317

SUNOCOCORP LLC
SUPPLEMENTAL INFORMATION
(Dollars and units in millions)
(unaudited)

Three Months Ended December 31,
2025
Net income	$101
Depreciation, amortization and accretion	219
Interest expense, net	166
Non-cash unit-based compensation expense	5
Gain on disposal of assets and impairment charges	(10)
Unrealized gains on commodity derivatives	(18)
Inventory valuation adjustments	187
Equity in earnings of unconsolidated affiliates	(40)
Adjusted EBITDA related to unconsolidated affiliates	62
Other non-cash adjustments	(68)
Income tax expense	42
Adjusted EBITDA (1)	646
Transaction-related expenses	60
Adjusted EBITDA (1), excluding transaction-related expenses	$706

Adjusted EBITDA (1)	$646
Adjusted EBITDA related to unconsolidated affiliates	(62)
Distributable cash flow from unconsolidated affiliates	59
Series A Preferred Units distributions	(30)
Cash interest expense	(158)
Current income tax expense	(11)
Maintenance capital expenditures (2)	(100)
Distributable Cash Flow (consolidated)	344
Distributable Cash Flow from Sunoco LP	(344)
Distributions from Sunoco LP	48
Distributable Cash Flow attributable to the common unitholders of SunocoCorp	$48

Distributions to common unitholders	$48
Common units outstanding - end of period	51.5

(1)Adjusted EBITDA is defined as earnings before net interest expense, income taxes, depreciation, amortization and accretion expense, non-cash unit-based compensation expense, gains and losses on disposal of assets, non-cash impairment charges, losses on extinguishment of debt, unrealized gains and losses on commodity derivatives, inventory valuation adjustments, certain foreign currency transaction gains and losses and certain other operating expenses reflected in net income that we do not believe are indicative of ongoing core operations. We define Distributable Cash Flow as Adjusted EBITDA less preferred unit distributions, cash interest expense, including the accrual of interest expense related to our long-term debt which is paid on a semi-annual basis, current income tax expense, maintenance capital expenditures and other non-cash adjustments. On a consolidated basis, Distributable Cash Flow includes 100% of the Distributable Cash Flow of Sunoco LP; however, given the existence of noncontrolling interests in Sunoco LP, the Distributable Cash Flow generated by Sunoco LP is not available in its entirety to be distributed to SunocoCorp’s unitholders. In order to reflect the cash flows available for distribution to SunocoCorp’s unitholders, we have reported for SunocoCorp Distributable Cash Flow attributable to its common unitholders, which reflects distributions to be received by SunocoCorp from Sunoco LP.
We believe Adjusted EBITDA and Distributable Cash Flow are useful to SunocoCorp's investors in evaluating its performance because:
•Adjusted EBITDA is used as a performance measure under our revolving credit facility;
•securities analysts and other interested parties use such metrics as measures of financial performance, ability to make distributions to our unitholders and debt service capabilities;

•our management uses them for internal planning purposes, including aspects of our consolidated operating budget and capital expenditures; and
•Distributable Cash Flow provides useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, and as it provides investors an enhanced perspective of the operating performance of our assets and the cash our business is generating.
Adjusted EBITDA and Distributable Cash Flow are not recognized terms under GAAP and do not purport to be alternatives to net income as measures of operating performance or to cash flows from operating activities as a measure of liquidity. Adjusted EBITDA and Distributable Cash Flow have limitations as analytical tools, and one should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations include:
•they do not reflect our total cash expenditures, or future requirements for capital expenditures or contractual commitments;
•they do not reflect changes in, or cash requirements for, working capital;
•they do not reflect interest expense or the cash requirements necessary to service interest or principal payments on our revolving credit facility or senior notes;
•although depreciation, amortization and accretion are non-cash charges, the assets being depreciated, amortized and accreted will often have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements; and
•as not all companies use identical calculations, our presentation of Adjusted EBITDA and Distributable Cash Flow, may not be comparable to similarly titled measures of other companies.
Adjusted EBITDA reflects amounts for the unconsolidated affiliates based on the same recognition and measurement methods used to record equity in earnings of unconsolidated affiliates. Adjusted EBITDA related to unconsolidated affiliates excludes the same items with respect to the unconsolidated affiliates as those excluded from the calculation of Adjusted EBITDA, such as interest, taxes, depreciation, amortization, accretion and other non-cash items. Although these amounts are excluded from Adjusted EBITDA related to unconsolidated affiliates, such exclusion should not be understood to imply that we have control over the operations and resulting revenues and expenses of such affiliates. We do not control our unconsolidated affiliates; therefore, we do not control the earnings or cash flows of such affiliates. The use of Adjusted EBITDA or Adjusted EBITDA related to unconsolidated affiliates as an analytical tool should be limited accordingly. Inventory valuation adjustments that are excluded from the calculation of Adjusted EBITDA represent changes in lower of cost or market reserves on the Sunoco LP's inventory. These amounts are unrealized valuation adjustments applied to fuel volumes remaining in inventory at the end of the period.
(2)    For the three months ended December 31, 2025 excludes $3 million for our proportionate share of maintenance capital expenditures related to Sunoco LP's investments in its unconsolidated affiliates, as these amounts are included in “Distributable cash flow from unconsolidated affiliates.”